Invitae Reports First Quarter 2023 Financial Results

– Reported revenue of $117.4 million, a 5% year-over-year decrease due to exited businesses and geographies; pro forma year-over-year revenue growth was ~10% –

– Continued improvement in gross margin and ongoing cash burn trends –

– Company reiterates key 2023 financial guidance metrics –

– Conference call and webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time –

SAN FRANCISCO – May 9, 2023 – Invitae (NYSE: NVTA), a leading medical genetics company, today announced financial and operating results for the first quarter ended March 31, 2023.

“In the first quarter, our team continued to execute across the organization as we posted approximately 10% year-over-year growth in revenue on a pro forma basis, along with improved gross margins and reduced cash burn and we are reiterating our 2023 financial goals,” said Ken Knight, president and chief executive officer of Invitae. “Looking ahead, we are focused on expanding our current business along with investing in our growth engines. We are pleased with the recent clinical developments in our PCM assay for minimal residual disease, as we continue to take steps to advance a continuum of precision oncology. Furthermore, we are working opportunistically to improve our performance through revenue cycle management and working capital improvements. We are confident that these initiatives will strengthen our foundation as we move forward with our mission.”

First Quarter 2023 Financial Results

•Generated revenue of $117.4 million in the first quarter of 2023 versus $123.7 million in the first quarter of 2022, reflecting the impact of exited businesses and geographies announced in 2022. On a pro forma basis, or after removing approximately $17 million of revenue from first quarter 2022 relating to exited businesses and geographies, first quarter 2023 revenue grew approximately 10% year-over-year.
•GAAP gross profit was $28.9 million in the quarter, compared with $26.6 million over the same period of 2022, or 8.8% year-over-year growth. Non-GAAP gross profit was $56.2 million in the quarter, compared with $45.2 million in the first quarter of 2022, representing a year-over-year growth rate of 24.3%.
•GAAP gross margin was 24.6% in the quarter, as compared with 21.5% in the first quarter of 2022. Non-GAAP gross margin was 47.9% in the quarter, as compared with 36.6% in the first quarter of 2022.
•Cash, cash equivalents, restricted cash and marketable securities were $388.7 million as of March 31, 2023, compared to $557.1 million as of December 31, 2022.
•Net decrease in cash, cash equivalents, restricted cash and net changes in investments in the quarter was $171.5 million. Reported cash burn in the quarter was $193.9 million and included an outflow of $143.1 million related to financing activities. Excluding these items, ongoing cash burn would have been $50.8 million. This represents a continued improving trend since the fourth quarter of 2021. In addition to working capital improvement, in particular inventory management, ongoing cash burn in the first quarter also benefited from accounts receivable reductions of approximately $13 million associated with the realignment of the previous Archer business.
•Revenue per patient was $463 in the quarter, compared to $416 in the first quarter of 2022, primarily as a result of our realignment efforts.
•Total patient population as of March 31, 2023 is approximately 3.9 million with over 63% available for data sharing.

Total GAAP operating expense, which excludes cost of revenue, for the first quarter of 2023 was $204.3 million. As a result, GAAP operating expense as a percentage of revenue was 174%, compared to 194% in the first quarter of 2022. Non-GAAP operating expense was $132.7 million for the first quarter of 2023. Non-GAAP operating expense as a percentage of revenue was 113%, compared to 169% in the first quarter of 2022.

Net loss for the first quarter of 2023 was $192.2 million, or a $0.77 net loss per share, compared to net loss of $181.9 million, or net loss per share of $0.80, for the first quarter of 2022. Non-GAAP net loss for the first quarter of 2023 was $93.7 million, or a $0.37 non-GAAP net loss per share, compared to a net loss of $177.4 million, or an $0.78 non-GAAP net loss per share, for the first quarter of 2022.

Financial Guidance

Management continues to expect 2023 revenue to be over $500 million, representing low double-digit year-over-year growth compared to 2022 pro forma revenue. The company also continues to expect its non-GAAP gross margin for 2023 to be between 48-50%.

In 2023, reported cash burn will be higher than ongoing cash burn as a result of the company’s voluntary repayment of its $135 million term loan in the first quarter of 2023. Ongoing cash burn is expected to be the same as the company’s previous guidance range of $250-275 million.

Webcast and Conference Call Details

Management will host a conference call and webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time to discuss financial results and recent developments. To access the conference call, please register at the link below:

https://www.netroadshow.com/events/login?show=cd3e99e2&confId=49697

Upon registering, each participant will be provided with call details and access codes.

The live webcast of the call and slide deck may be accessed here or by visiting the investors section of the company's website at ir.invitae.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company's website.

About Invitae

Invitae (NYSE: NVTA) is a leading medical genetics company trusted by millions of patients and their providers to deliver timely genetic information using digital technology. We aim to provide accurate and actionable answers to strengthen medical decision-making for individuals and their families. Invitae's genetics experts apply a rigorous approach to data and research, serving as the foundation of their mission to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people.

To learn more, visit invitae.com and follow for updates on Twitter, Instagram, Facebook and LinkedIn @Invitae.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s mission; the company’s beliefs regarding the potential of its business, and its business priorities and initiatives and the potential benefits thereof; the company’s future financial and operating results, and the drivers of future financial results; the company’s focus, strategy, roadmap and product pipeline; and the company’s financial guidance for 2023. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the ability of the company to successfully execute its strategic business realignment and achieve the intended benefits thereof on the expected timeframe or at all; unforeseen or greater than expected costs associated with the strategic business realignment; the risk that the disruption that may result from the realignment may harm the company’s business, market share or its relationship with customers or potential customers; the impact of inflation and the current economic environment on the company’s business; the company's ability to grow its business in a cost-efficient manner; the company's history of losses; the company’s ability to maintain important customer relationships; the company’s ability to compete; the company's failure to manage growth effectively; the company's need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the applicability of clinical results to actual outcomes; risks associated with litigation; the company's ability to use rapidly changing genetic data to interpret test results accurately and consistently; laws and regulations applicable to the company's business; and the other risks set forth in the reports filed by the company with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Non-GAAP Financial Measures

To supplement the company's consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), the company is providing several non-GAAP measures. These non-GAAP financial measures exclude certain items that are required by GAAP. In addition, these non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Management believes these non-GAAP financial measures are useful to investors in evaluating the company’s ongoing operating results and trends. Management uses such non-GAAP information to manage the company’s business and monitor its performance.

Other companies, including companies in the same industry, may not use the same non-GAAP measures or may calculate these metrics in a different manner than management or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP measures as comparative measures. Because of these limitations, the company's non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the non-GAAP reconciliations provided in the tables below and on the company’s website.

Invitae Contacts:

Investor Relations
Hoki Luk
ir@invitae.com

Public Relations
Amy Hadsock
pr@invitae.com

INVITAE CORPORATION
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$161,197	$257,489
Marketable securities	217,501	289,611
Accounts receivable	85,592	96,148
Inventory	19,070	30,386
Prepaid expenses and other current assets	20,908	19,496
Total current assets	504,268	693,130
Property and equipment, net	95,445	108,723
Operating lease assets	78,051	106,563
Restricted cash	10,034	10,030
Intangible assets, net	981,888	1,012,549
Other assets	21,977	23,121
Total assets	$1,691,663	$1,954,116
Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$11,903	$13,984
Accrued liabilities	85,131	74,388
Operating lease obligations	16,374	14,600
Finance lease obligations	4,870	5,121
Convertible senior secured notes, current portion (at fair value)	71,902	—
Total current liabilities	190,180	108,093
Operating lease obligations, net of current portion	143,744	134,386
Finance lease obligations, net of current portion	2,529	3,780
Debt	—	122,333
Convertible senior notes, net	1,169,374	1,470,783
Convertible senior secured notes, net of current portion (at fair value)	211,036	—
Deferred tax liability	7,130	8,130
Other long-term liabilities	4,326	4,775
Total liabilities	1,728,319	1,852,280

Stockholders’ (deficit) equity:
Common stock	26	25
Accumulated other comprehensive loss	(108)	(80)
Additional paid-in capital	4,984,750	4,931,032
Accumulated deficit	(5,021,324)	(4,829,141)
Total stockholders’ (deficit) equity	(36,656)	101,836
Total liabilities and stockholders’ (deficit) equity	$1,691,663	$1,954,116

INVITAE CORPORATION
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Test revenue	$112,623	$119,497
Other revenue	4,733	4,194
Total revenue	117,356	123,691
Operating expenses:
Cost of revenue	88,442	97,116
Research and development	61,978	128,236
Selling and marketing	44,510	60,144
General and administrative	45,241	51,428
Restructuring and other costs	52,556	—
Total operating expenses	292,727	336,924
Loss from operations	(175,371)	(213,233)
Other (expense) income, net:
Loss on extinguishment of debt, net	(10,822)	—
Debt issuance costs	(19,859)	—
Change in fair value of convertible senior secured notes	18,304	—
Change in fair value of acquisition-related liabilities	218	10,003
Other income, net	5,883	436
Total other (expense) income, net	(6,276)	10,439
Interest expense	(11,496)	(13,985)
Net loss before taxes	(193,143)	(216,779)
Income tax benefit	960	34,920
Net loss	$(192,183)	$(181,859)
Net loss per share, basic and diluted	$(0.77)	$(0.80)
Shares used in computing net loss per share, basic and diluted	249,907	228,470

INVITAE CORPORATION

Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(192,183)	$(181,859)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairments and losses on disposals of long-lived assets, net	50,354	—
Depreciation and amortization	34,963	27,100
Stock-based compensation	29,193	46,822
Amortization of debt discount and issuance costs	3,022	3,883
Loss on extinguishment of debt, net	10,822	—
Debt issuance costs	19,859	—
Change in fair value of convertible senior secured notes	(18,304)	—
Remeasurements of liabilities associated with business combinations	(218)	(10,003)
Benefit from income taxes	(960)	(34,920)
Post-combination expense for acceleration of unvested equity and deferred stock compensation	830	1,660
Amortization of premiums and discounts on investment securities	(2,949)	570
Non-cash lease expense	3,111	1,286
Other	824	674
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	10,556	(14,172)
Inventory	11,316	(9,941)
Prepaid expenses and other current assets	(1,412)	1,654
Other assets	163	(1,984)
Accounts payable	(1,942)	22,863
Accrued expenses and other long-term liabilities	8,557	(1,176)
Net cash used in operating activities	(34,398)	(147,543)
Cash flows from investing activities:
Purchases of marketable securities	(126,053)	(550,541)
Proceeds from maturities of marketable securities	201,255	121,933
Purchases of property and equipment	(1,324)	(20,848)
Net cash provided by (used in) investing activities	73,878	(449,456)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	1	425
Proceeds from issuance of Series B convertible senior secured notes due 2028	30,000	—
Payments for debt issuance costs and prepayment fees	(28,014)	—
Repayment of debt	(135,000)	—
Finance lease principal payments	(1,289)	(1,330)
Settlement of acquisition obligations	(1,466)	(15)
Net cash used in financing activities	(135,768)	(920)
Net decrease in cash, cash equivalents and restricted cash	(96,288)	(597,919)

Cash, cash equivalents and restricted cash at beginning of period	267,519	933,525
Cash, cash equivalents and restricted cash at end of period	$171,231	$335,606

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Cost of revenue	$88,442	$97,116
Amortization of acquired intangible assets	(26,950)	(18,000)
Acquisition-related stock-based compensation	(80)	(132)
Acquisition-related post-combination expense	—	(504)
Restructuring-related retention bonuses	(88)	—
Inventory and prepaid write-offs	(149)	—
Non-GAAP cost of revenue	$61,175	$78,480

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$117,356	$123,691
Cost of revenue	88,442	97,116
Gross profit	28,914	26,575
Amortization of acquired intangible assets	26,950	18,000
Acquisition-related stock-based compensation	80	132
Acquisition-related post-combination expense	—	504
Restructuring-related retention bonuses	88	—
Inventory and prepaid write-offs	149	—
Non-GAAP gross profit	$56,181	$45,211

Reconciliation of GAAP to Non-GAAP Research and Development Expense
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Research and development	$61,978	$128,236
Amortization of acquired intangible assets	(90)	(530)
Acquisition-related stock-based compensation	(13,337)	(23,769)
Acquisition-related post-combination expense	(842)	(2,581)
Restructuring-related retention bonuses	(770)	—
Restructuring-related accelerated depreciation	(184)	—
Non-GAAP research and development	$46,755	$101,356

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Selling and Marketing Expense
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Selling and marketing	$44,510	$60,144
Amortization of acquired intangible assets	(1,569)	(1,624)
Acquisition-related stock-based compensation	(549)	(583)
Restructuring-related retention bonuses	(230)	—
Non-GAAP selling and marketing	$42,162	$57,937

Reconciliation of GAAP to Non-GAAP General and Administrative Expense
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
General and administrative	$45,241	$51,428
Change in fair value of contingent consideration	—	(154)
Acquisition-related stock-based compensation	(1,100)	(1,572)
Restructuring-related retention bonuses	(379)	—
Non-GAAP general and administrative	$43,762	$49,702

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Research and development	$61,978	$128,236
Selling and marketing	44,510	60,144
General and administrative	45,241	51,428
Restructuring and other costs	52,556	—
Operating expenses	204,285	239,808
Restructuring and other costs	(52,556)	—
Change in fair value of contingent consideration	—	(154)
Amortization of acquired intangible assets	(1,659)	(2,154)
Acquisition-related stock-based compensation	(14,986)	(25,924)
Acquisition-related post-combination expense	(842)	(2,581)
Restructuring-related retention bonuses	(1,379)	—
Restructuring-related accelerated depreciation	(184)	—
Non-GAAP operating expenses	$132,679	$208,995

INVITAE CORPORATION

Reconciliation of Other (Expense) Income, Net to Non-GAAP Other (Expense) Income, Net
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Other (expense) income, net	$(6,276)	$10,439
Change in fair value of acquisition-related liabilities	(218)	(10,003)
Non-GAAP other (expense) income, net	$(6,494)	$436

Reconciliation of Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Net loss	$(192,183)	$(181,859)
Restructuring and other costs	52,556	—
Change in fair value of contingent consideration	—	154
Change in fair value of acquisition-related assets and liabilities	(218)	(10,003)
Amortization of acquired intangible assets	28,609	20,154
Acquisition-related stock-based compensation	15,066	26,056
Acquisition-related post-combination expense	842	3,085
Restructuring-related retention bonuses	1,467	—
Restructuring-related accelerated depreciation	184	—
Inventory and prepaid write-offs	149	—
Acquisition-related income tax benefit	(170)	(35,000)
Non-GAAP net loss	$(93,698)	$(177,413)

Net loss per share, basic and diluted	$(0.77)	$(0.80)
Non-GAAP net loss per share, basic and diluted	$(0.37)	$(0.78)
Shares used in computing net loss per share, basic and diluted	249,907	228,470

INVITAE CORPORATION

Reconciliation of Net Decrease in Cash, Cash Equivalents and Restricted Cash to Cash Burn
(in thousands)
(unaudited)

Three Months Ended
March 31, 2023
Net cash used in operating activities	$(34,398)
Net cash provided by investing activities	73,878
Net cash used in by financing activities	(135,768)
Net decrease in cash, cash equivalents and restricted cash	(96,288)
Adjustments:
Net changes in investments	(75,202)
Proceeds from issuance of Series B convertible senior secured notes due 2028, net of issuance costs	(22,435)
Cash burn	$(193,925)

• Cash burn for the three months ended March 31, 2023 includes $135.0 million repayment of debt, $8.1 million of prepayment fees, $3.7 million in restructuring-related cash payments, and $1.5 million of acquisition-related payments.